                                                                  EXHIBIT 10.56

                                    Note: Certain confidential portions of this document have been omitted and filed separated with the Securities and Exchange Commission.


                                    AGREEMENT


        This AGREEMENT ("Agreement") is made by and between Connetics Corporation ("CNCT"), a corporation of the State of Delaware, having an address at 3400 West Bayshore Road, Palo Alto, California, U.S.A., and the Howard Florey Institute of Experimental Physiology and Medicine ("HFI"), a statutory corporation incorporated by an Act of the Parliament of the State of Victoria (being Act No. 8108 of 1971 as amended by Act No. 9728 of 1982) of Royal Parade, Parkville, Melbourne in the State of Victoria, Australia.

                                    RECITALS

        WHEREAS, HFI has granted to Genentech, Inc. ("GNE") an exclusive, worldwide license to certain patents and know-how owned by HFI pertaining to the hormone(s) known as Relaxin pursuant to the License Agreement made on December 31, 1982 and re-executed as amended and varied as of June 30, 1987 (the "HFI/GNE Agreement");

        WHEREAS, GNE has granted to CNCT an exclusive sublicense under its license from HFI pursuant to the License Agreement, effective September 27, 1993, as amended July 14, 1994 (the "GNE/CNCT Agreement"), and the Consent to Sublicense signed by HFI on November 18, 1993;

        WHEREAS, pursuant to the GNE/CNCT Agreement, in partial satisfaction of its obligations to GNE, CNCT has agreed to pay directly to HFI the royalties due HFI pursuant to the HFI/GNE Agreement or such other payment as may be agreed to between HFI and CNCT, acknowledging that HFI and CNCT may desire to restructure such payments; and

        WHEREAS, HFI and CNCT, desiring to cooperate towards maximizing the value of Relaxin, wish to restructure such payment terms and obligations of CNCT to HFI as set forth below, which during the term of this Agreement will be in full satisfaction of CNCT's (and, to that extent GNE's) obligations to HFI, respectively pursuant to Section 4.1.1 (as amended by Paragraph 26) of the GNE/CNCT Agreement and Clauses 5.1 and 5.2 of the HFI/GNE Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1.0     DEFINITIONS.

        The following defined terms, and other capitalized terms defined herein, shall govern the interpretation of this Agreement. Except as otherwise provided herein, capitalized defined terms

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HFI / CNCT Agreement
Page 2


shall be interpreted consistent with their definition in the HFI/GNE Agreement and the GNE/CNCT Agreement, or in the case of conflict therebetween shall be interpreted consistent with the HFI/GNE Agreement.

        1.1 "Net Revenue" shall mean the gross payments received by CNCT or an Affiliate of CNCT from a Partner on account of a Licensed Product, less: (a) any tax impost or other governmental charge assessed against such payments; and (b) in the case of milestone payments received by CNCT or an Affiliate of CNCT from a Partner, the extent to which such payment constitutes reimbursement of genuine research and development costs reasonably incurred by CNCT or an Affiliate of CNCT (including but not limited to expenses for reagents, materials, equipment, salaries, testing, clinical trials, insurance and any overhead reasonably attributable to such research and development).

        1.2 "Net Sales Price" shall mean the gross invoiced price from the sale of a Licensed Product to an unaffiliated third party purchaser less: (a) actual cost of packaging which has been included in the gross invoiced price; (b) the actual cost of freight and insurance which has been included in the gross invoiced price; (c) trade, prompt payment and quantity discounts actually given by CNCT in relation to the Licensed Product at the normal commercial rates usual in the pharmaceutical industry; (d) any tax imposed or other governmental charge (other than an income or value added tax) charged or levied on the sale, transportation, or delivery of a Licensed Product and borne by CNCT; (e) credits or allowances actually given by CNCT arising from returned Licensed Product or retrospective price adjustments to Licensed Products, and (f) rebates and adjustments actually given or made, including charge backs.

        1.3 "Partner" shall mean a third party who has entered into an agreement with CNCT for the manufacture, use or sale of a Licensed Product.

        1.4 "Valid Claim" shall mean a claim of an issued, unexpired patent included in the Licensed Patents, which has not been abandoned for any reason, and which, but for the license to CNCT would be infringed by CNCT's or a Partner's manufacture, use or sale of a product, which claim has not been held invalid or unenforceable by a decision of an administrative agency or a court of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid through reissue, reexamination or disclaimer.

        1.5 "Up-front Payment(s)" shall mean Net Revenue (whether in money or money's worth) received by CNCT or an Affiliate of CNCT from a Partner in the nature of a one-time license fee, option fee or like payment on account of the grant by CNCT or such Affiliate of a license or an option to obtain a license to manufacture, use or sell Relaxin (excluding key milestone and genuine research and development payments).




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HFI / CNCT Agreement
Page 3


2.0     COMMITTED RESEARCH FUNDING

        CNCT will pay to HFI the following amounts (in U.S. Dollars) to fund research by HFI each year after the execution of this Agreement ("Committed Research Funding"):

        (a)    1998:  $115,000.00,
        (b)    1999:  $120,750.00,
        (c)    2000:  $126,787.50,
        (d)    2001:  $133,126.87, and
        (e)    2002:  $139,783.21.

Such payments shall be rendered to HFI by CNCT in U.S. Dollars in two (2) installments each year, each installment to be paid within ten (10) business days of the beginning to each calendar half, the first payment due January 20, 1998. HFI shall, in good faith, employ reasonable efforts to use the Committed Research Funding provided by CNCT herein for the purpose of funding research on Relaxin.

3.0     EQUITY PARTICIPATION

        3.1 CNCT shall provide equity in the form of common stock (the "Securities") at a value (in U.S. Dollars) of 1.5 times the average trading price of CNCT common stock over the twenty (20) days prior to a particular issuance in accordance with the following schedule ("Equity Participation"):

        (a)    $10,000.00 on the Effective Date,
        (b)    $10,500.00 on the 1999 anniversary of the Effective Date,
        (c)    $11,025.00 on the 2000 anniversary of the Effective Date,
        (d)    $11,576.25 on the 2001 anniversary of the Effective Date, and
        (e)    $12,155.06 on the 2002 anniversary of the Effective Date.

Such equity shall be evidenced by certificate therefor, to be delivered to HFI within one (1) month of the date due.

        3.2 With regard to the "Securities", HFI hereby represents and warrants that:

               (a) Purchase Entirely for Own Account. The Securities will be acquired for investment for HFI's own account, and not with a view to the resale or distribution of any part thereof unless such resale or distribution is in compliance with the United States Securities Act of 1933, as amended (the "Act"), and any rules or regulations promulgated thereunder, and, except as provide above, that HFI has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, HFI further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.


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HFI / CNCT Agreement
Page 4


               (b) Disclosure of Information. HFI believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. HFI further represents that it has had an opportunity to ask questions and receive answers from CNCT regarding the terms and conditions of the Securities.

               (c) Restricted Securities. HFI understands that the Securities are characterized as "restricted securities" under the United States federal securities laws inasmuch as they are being acquired from CNCT in a transaction not involving a public offering and that, under such laws and applicable regulations, such Securities may be resold without registration under the Act only in certain limited circumstances.

               (d) Regulation S Representations and Warranties. HFI represents and warrants that is not a "U.S. Person" as that term is defined in Regulation S promulgated under the Act and is not acquiring the Securities for the account or benefit of a U.S. Person. Under Regulation S, with certain exceptions, "U.S. Person" means: (i) any natural person resident in the U.S.; (ii) any partnership or corporation organized or incorporated under the laws of the U.S.; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the U.S.; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the U.S.; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

               (e) Further Limitations on Disposition. Without in anyway limiting the representations set forth above, HFI further agrees that it will not make any disposition of all or any portion of the Securities unless and until the transferee and any subsequent transferee has agreed in writing for the benefit of CNCT to be bound by the terms of this
        Section 3.2, and;

                             (i) There is then in effect a Registration
        Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement;

                             (ii) Such disposition is in accordance with Regulation S promulgated under the Act; or

                             (iii) HFI shall have notified the Company of the proposed disposition and shall have furnished CNCT with a detailed statement of the circumstances

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HFI / CNCT Agreement
Page 5


        surrounding the proposed disposition, and shall have furnished CNCT with an opinion of counsel, reasonably satisfactory to CNCT, that such disposition will not require registration of such securities under the Act.

               (f) Legends. It is understood that the certificates evidencing the Securities may bear the following legend:

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH THE RULES PROMULGATED UNDER THE ACT."

        3.3 With regard to the "Securities", CNCT hereby represents and warrants that:

               (a)    the Securities will be validly issued by CNCT to HFI;

               (b) the Securities will be fully paid and will not oblige HFI to pay any amount whatsoever to CNCT in respect of the Securities;

               (c) the Securities will be issued to HFI without any encumbrance whatsoever being attached to them (except as set forth in Section 3.2); and

               (d) the representations and warranties of Section 3.2 are required for compliance with U.S. law.


4.0     TERMINATION OF COMMITTED RESEARCH FUNDING AND EQUITY PARTICIPATION

        CNCT's obligation to pay to HFI Committed Research Funding and Equity Participation pursuant to Articles 2.0 and 3.0 respectively shall cease immediately on the date of the first arms' length sale of a Licensed Product by CNCT or a Partner to a third party forming part of a continuous program or campaign designed to market the Licensed Product (after all required regulatory approvals have been granted therefor). For the purpose of this Article 4.0, the date of first commercial sale shall be the date when a Licensed Product is transferred from the manufacturing facilities for such Licensed Product to a common carrier bound for delivery to a customer. Any payment of Committed Research Funding and Equity Participation by CNCT prior to the date of first commercial sale of a Licensed Product shall not be creditable against future royalties due to HFI under Article 5.0.


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HFI / CNCT Agreement
Page 6


5.0     UP-FRONT PAYMENTS AND ROYALTIES

        5.1 Sale of Licensed Product by CNCT. CNCT shall pay HFI a royalty of [1] percent [1] of the Net Sales Price for the sale by CNCT of any Licensed Product in each country where such Licensed Product is within the scope of a Valid Claim of one or more Licensed Patents in such country.

        5.2    Revenue Received from Partners.

               (a) CNCT shall pay HFI [1] percent [1] of Up-front Payments, or in the case of a payment received for multiple purposes of the proportion that constitutes an Up-front Payment, if any.

               (b) CNCT shall pay HFI [1] percent [1] of the Net Revenues, if any: (i) from payments received by CNCT from a Partner for the achievement of key development milestones (e.g., initiation of Phase III studies, BLA filing and approval) for Licensed Products; and/or (ii) from royalties received by CNCT from a Partner on account of the sale by the Partner of any Licensed Product in each country where such Licensed Product is within the scope of a Valid Claim of one or more Licensed Patents in such country.

               (c) No payment shall be owed to HFI by CNCT based upon any other revenues received by CNCT from a Partner, including but not limited to, reimbursements and ongoing payments or support for research and development, technology transfer, research material transfer and manufacturing scale-up.

        5.3 Payment. CNCT shall within one hundred twenty (120) days after the last day of each calendar quarter provide HFI with a statement, in writing, setting forth:

               (a) by country: (i) the quantities of Licensed Product sold by CNCT, (ii) the gross sales price and the corresponding Net Sales Price of all such Licensed Product, and (iii) a calculation of the royalties payable to HFI pursuant to Section 5.1; and

               (b) by Partner (i) the Up-front Payments, gross revenue and corresponding Net Revenue received by CNCT pursuant to Section 5.2, and
        (ii) a calculation of the royalties payable to HFI pursuant to Section 5.2.

CNCT's statement shall be accompanied by evidence of the deposit in U.S. Dollars of the amounts due HFI for such calendar quarter to the account of HFI at such bank in the U.S. as designated by HFI. The Net Sales Price and Net Revenue shall first be calculated in the currency

---------

(1) Confidential treatment has been requested for the language which has been omitted. All such omitted material has been filed separately with the SEC.
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HFI / CNCT Agreement
Page 7


in which the sales were made or the revenues were received and then directly converted into U.S. Dollars at the exchange rate reported in the U.S. Edition of the Wall Street Journal (or other publication chosen by the parties by mutual consent from time to time) for the last business day of the quarterly period for which such payment is due.

        5.4 Audit. CNCT shall keep complete and accurate records (in conformity with good accounting practice) relating to the calculation of the amounts due HFI pursuant to Sections 5.2 and 5.3 for a period of three (3) years following the closing date of the period to which they refer. Upon reasonable notice to CNCT, HFI shall have the right to have an independent certified public accountant, selected by HFI and reasonably acceptable to CNCT, audit CNCT's records, during normal business hours, to verify the amounts payable by CNCT to HFI; provided, however, that such audit shall not take place more frequently than once a year and shall not cover such records for more than the preceding three (3) years. The accountant shall only report to HFI as to the accuracy of:
(a) the payments made by CNCT to HFI; and (b) in the event of any inaccuracy, the correct amounts thereof. CNCT shall promptly pay to HFI the amount of any underpayment determined in such audit. Such audit shall be at HFI's expense unless the audit identifies greater than five percent (5%) error in the total amounts due to HFI for the audited period, in which case such audit shall be at CNCT's expense. The provisions of this Section 5.4 shall apply, mutatis mutandis, to the extent applicable in any agreement providing for a royalty- or payment-generating transaction hereunder between CNCT and a Partner; upon request, CNCT shall provide HFI a copy of such agreement, except that CNCT may redact such copy to the extent necessary for compliance with its confidentiality or related obligations thereunder.

        5.5 The provisions of Clause 5.4 of the HFI/GNE Agreement shall govern disposals of Licensed Product by other than bona fide arms length transactions. Notwithstanding anything herein to the contrary, no royalty or payment shall be payable to HFI by CNCT with respect to any Licensed Products which are used or provided, free of charge: (a) to scientific institutions for use solely in scientific research; (b) to governmental authorities for use in testing or evaluation; (c) for use in bona fide pre-clinical and clinical trials; (d) to HFI; (e) in reasonable and customary amounts for post approval evaluations by physicians; and (f) in reasonable and customary amounts to third parties, in the course of bona fide promotional activities for Licensed Products and as free "trade goods," including for indigent patient programs. No royalty or payment shall be made with respect to any sale or transfer of a Licensed Product between and among CNCT, its Affiliates, its sub-licensees and their distributors where such sale or transfer is made in the course of a subsequent royalty- or payment-generating transaction hereunder. No royalty or payment shall be made with respect to any transaction between CNCT or an Affiliate of CNCT and a Partner that does not entail a Licensed Product. No multiple royalties shall be payable on account of the sale of any Licensed Product, regardless of whether or not more than one patent, or patent and other intellectual property rights, exist(s) covering such Licensed Product in any country.




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HFI / CNCT Agreement
Page 8


6.0     MISCELLANEOUS.

        6.1 Term. The term of this Agreement shall commence upon the date of execution of the last of the parties to sign ("Effective Date") and continue in full force and effect until the termination or expiration of: (a) the HFI/GNE Agreement; or (b) the GNE/CNCT Agreement, whichever event is earlier. Upon termination or expiration of this Agreement, all rights and obligations of the parties herein shall cease.

        6.2 Effect. The parties hereby agree that the payment terms set forth herein shall, during the term of this Agreement, be in lieu of and in full satisfaction of any and all payment obligations arising during the term of this Agreement and due HFI under Clauses 5.1 and 5.2 of the HFI/GNE Agreement resulting from the sublicense to CNCT of the Licensed Patents and Licensed Know-How pursuant to the GNE/CNCT Agreement. The parties acknowledge that CNCT shall not be liable to HFI for any other payment obligations (under Clauses 3.3.6(c), 5 or any other provision in the HFI/GNE Agreement) incurred by GNE or any third party. Other than as expressly provided herein, the respective rights, duties and obligations of HFI, GNE and CNCT pursuant to the HFI/GNE and GNE/CNCT Agreements are not altered, amended, changed or affected by this Agreement.

        6.3 Governing Law. This Agreement is executed and delivered in, and shall be construed and enforced in accordance with the domestic laws of the State of California, U.S.A., and shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties to this Agreement.

        6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        6.5 Integration. The parties have, in this Agreement and the HFI/GNE and GNE/CNCT Agreements, incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement and, except as provided herein, the parties make no covenants or other commitments to the other concerning their future actions. Accordingly, this Agreement (and to the extent applicable, the HFI/GNE and GNE/CNCT Agreements):

               (a) constitutes the entire agreement and understanding between the parties, and there are no promises, representations, conditions, provisions or terms relating to it other than as set forth in this Agreement, and

               (b) supersedes all previous understandings, agreements and representations between the parties, written or oral, relating to the subject matter of this Agreement.



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HFI / CNCT Agreement
Page 9


        6.6 Assignment. This Agreement shall be binding on the parties hereto and their successors and assigns; provided, however, that neither party shall assign or transfer, in whole or part, this Agreement or any of its rights or obligations arising hereunder without the prior written consent of the other party, which shall not be unreasonably withheld. Any purported assignment without such consent shall be null and void.

        6.7 Waivers and Amendments. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial waiver thereof include any other right, power or privilege. This Agreement may not be amended, changed, discharged or terminated except by a written document signed by duly authorized officers of the parties.

        6.8 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall only apply to such provision and shall not render this Agreement unenforceable or invalid as a whole; and, in such event, such provision shall be modified or interpreted so as to best accomplish the objective of such unenforceable or invalid provision within the limits of applicable law or applicable court decision and the manifest intent of the parties hereto.

        6.9 Headings. The headings used in this Agreement are for convenience only and shall not be used to construe or interpret this Agreement.

        6.10 Notification to GNE. CNCT shall, upon receipt of a fully executed original of this Agreement, provide notice thereof to GNE by delivering a true and correct copy to GNE in accordance with the notice provisions of the GNE/CNCT Agreement.

                            [Signature Page Follows]



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HFI / CNCT Agreement
Page 10


        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

THE COMMON SEAL OF THE
HOWARD FLOREY INSTITUTE OF
EXPERIMENTAL PHYSIOLOGY
AND MEDICINE WAS HEREUNTO AFFIXED
BY AUTHORITY OF THE BOARD



 /s/  C.B. Goode          Board Member
-------------------------

Print Name  C.B. Goode
          ----------------------------

Date      January 19, 1998
    ----------------------------------


 /s/ F.A.O. Mendelsohn    Board Member
-------------------------

Print Name  F.A.O. Mendelsohn
          ----------------------------

Date      January 19, 1998
    ----------------------------------



CONNETICS CORPORATION


By     /s/ Thomas G. Wiggans
  ------------------------------------
        Thomas G. Wiggans
        President & CEO

Date:  January 19, 1998
     ---------------------------------